UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2025

SOBR SAFE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53316	26-0731818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 S. Fiddlers Green Circle, Suite 1400

Greenwood Village, Colorado 80111

(Address of principal executive offices) (zip code)

(844) 762-7723

(Registrant’s telephone number, including area code)

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SOBR	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 5.07 for further information regarding the election of directors at the 2025 annual meeting of the stockholders of SOBR Safe, Inc. (the “Company”) held on July 17, 2025 (the “Annual Meeting”).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 5.07 for information regarding approval of the amendment of the Company’s Amended and Restated Bylaws at the Company’s Annual Meeting.  A copy of the Amended and Restated Bylaws of the Company is filed and furnished as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company convened its Annual Meeting virtually on Thursday, July 17, 2025 at 10:00 a.m. Mountain Time via webcast at www.virtualshareholdermeeting.com/SOBR2025. A quorum was present for the Annual Meeting.

At the Annual Meeting, five proposals were submitted to the stockholders for approval as set forth in the definitive proxy statement as filed with the Securities and Exchange Commission on June 23, 2025. As of the record date, June 9, 2025, a total of 1,516,145 shares of common stock of the Company were issued and outstanding and entitled to vote. The holders of record of 825,245 shares of common stock were present or represented by proxy at said meeting, representing 54.4% of the total shares outstanding and entitled to vote at the Annual Meeting.

At the Annual Meeting, the stockholders approved all five proposals submitted. The final votes on the proposals were cast as set forth below:

1.

Proposal No. 1 – Bylaws.  The stockholders approved the Amended and Restated Bylaws to, among other things, implement a staggered Board structure whereby the Board of Directors shall be divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III, with each director serving for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each director initially appointed to Class I shall serve for an initial term expiring at the Company’s 2026 annual meeting of stockholders; each director initially appointed to Class II shall serve for an initial term expiring at the Company’s 2027 annual meeting of stockholders; and each director initially appointed to Class III shall serve for an initial term expiring at the Company’s 2028 annual meeting of stockholders.

Shares FOR	Shares AGAINST	ABSTAIN	Broker Non-Vote
358,857	25,663	968	439,757

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2.

Proposal No. 2 – Election of Directors.  The stockholders elected Kris Pederson as a Class I director to hold office until the 2026 annual meeting of stockholders, Sandy Shoemaker as a Class II director to hold office until the 2027 annual meeting of stockholders, and each of Steven Beabout, Ford Fay, and David Gandini as Class III directors to hold office until the 2028 annual meeting of stockholders, and in all cases until their respective successors are elected and qualified.

Name	Shares FOR	WITHHOLD Authority To Vote	Broker Non-Vote
Kris Pederson	360,313	25,175	439,757
Sandy Shoemaker	359,161	26,327	439,757
Steven Beabout	360,396	25,092	439,757
Ford Fay	359,012	26,476	439,757
David Gandini	360,107	25,381	439,757

3.

Proposal No. 3 – 2019 Equity Incentive Plan.  The stockholders approved an amendment to the Company’s 2019 Equity Incentive Plan to increase the number of shares available for awards under the plan to 350,000 as of July 17, 2025.

Shares FOR	Shares AGAINST	ABSTAIN	Broker Non-Vote
325,447	59,363	678	439,757

4.

Proposal No. 4 – Reverse Stock Split. The stockholders approved the grant to the Board of Directors of discretion (if necessary to maintain a listing of the Company’s common stock on the Nasdaq Capital Market) to amend the Company’s certificate of incorporation to implement a reverse stock split of the outstanding shares of common stock in a range from one-for-two (1:2) up to one-for-ten 1:10), or anywhere between, as may be determined by the Board of Directors on or before December 31, 2025.

Shares FOR	Shares AGAINST	ABSTAIN	Broker Non-Vote
648,873	176,283	89	0

5.	Proposal No. 5 – Auditors. The stockholders ratified and approved the appointment of Haynie and Company, as the Company’s independent registered accounting firm for the year ended December 31, 2025.

Shares FOR	Shares AGAINST	ABSTAIN	Broker Non-Vote
798,175	25,670	1,400	0

 Item 8.01. Other Items.

At the Annual Meeting, the Company included a presentation slide as part of the meeting materials.  A copy of the slide is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.2	Amended and Restated Bylaws of the Company dated July 17, 2025
99.1	Slide for Annual General Meeting dated July 17, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOBR Safe, Inc. a Delaware corporation

Dated: July 18, 2025	By:	/s/ David Gandini
David Gandini, Chief Executive Officer

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